EXHIBIT 11

                          INDEPENDENT AUDITORS' CONSENT

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A for the Phoenix-Seneca Funds.


/s/ PRICE WATERHOUSE LLP
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Boston, Massachusetts
May 20, 1998


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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 5, to Registration Statement No. 33-65137 of Seneca Funds on Form N-1A of our report dated November 5, 1997, appearing in the Statement of Additional Information, and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information, which are part of such Registration Statement.



/s/ Deloitte & Touche LLP
Kansas City, Missouri
May 19, 1998